New York Stock Exchange M a rc h 16 , 2 017 Analyst & Investor Day Presentation

Introduction & Two Harbors Team – Tim Perrott

Analyst and Investor Day 2017 Agenda 3 Two Harbors’ Analyst and Investor Day 2017 Agenda Laurie Goodman, Senior Director of the Housing Finance Policy Center Two Harbors’ Management Presentation Tom Siering – Executive Overview Bill Roth – Investment Overview Brad Farrell – CFO Overview Closing Remarks and Q&A

Safe Harbor Statement 4 FO RWAR D- LO O KI NG STAT E M E NT S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Higher Earnings Potential in 2017 5 REALIZE INCREASED EARNINGS POTENTIAL IN 2017 CONTINUE SENSIBLE APPROACH TO RISK MANAGEMENT DRIVE STRONG TOTAL STOCKHOLDER RETURN

Introducing our Team 6 THOMAS S IERING – PRESIDENT AND CHIEF EXECUTIVE OFFICER Thomas Siering is our Chief Executive Officer and President and a member of our Board of Directors. Mr. Siering has been a director and executive officer since we were incorporated in May 2009. Since 2012, Mr. Siering has also served as a director on the board of directors of Silver Bay Realty Trust Corp. (NYSE: SBY), which is a real estate investment trust focused on single-family properties for rental income. Mr. Siering is a Partner of Pine River, which is the parent company of our external manager, PRCM Advisers LLC (“PRCM Advisers”), and also serves as a director of the Pine River Foundation. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1989 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance.

Introducing our Team 7 BILL ROTH – CHIEF INVESTMENT OFFICER William Roth is our Chief Investment Officer and a member of our Board of Directors. Mr. Roth was appointed Chief Investment Officer in January 2013 after serving as Co-Chief Investment Officer since October 2009. Mr. Roth also serves as Partner of Pine River Capital Management and serves on Pine River’s Charitable Initiatives Committee. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.

Introducing our Team 8 BRAD FARRELL – CHIEF F INANCIAL OFFICER Brad Farrell is our Chief Financial Officer and Treasurer. Mr. Farrell was appointed Chief Financial Officer in January 2012, after serving as Two Harbors’ Controller. Mr. Farrell has spent the breadth of his career overseeing financial management, reporting and business analysis for public financial service companies. Prior to joining Pine River in 2009, he was Vice President and Executive Director of External Reporting for GMAC ResCap, a diversified real estate company. In this role, from 2007 to 2009, he was responsible for GMAC ResCap’s public filing and bank holding company reporting initiatives. He was also involved in GMAC ResCap’s debt restructuring and related accounting and liquidity initiatives. From 2002 to 2007, Mr. Farrell held various positions in finance and accounting with XL Capital Ltd., a public global insurance underwriter, including the establishment of finance and accounting processes in its London based insurance segment. Prior to 2002, he was employed with KPMG and where he gained experience managing US GAAP implementation and Securities Exchange Act compliance engagements for foreign filers in the firm’s London practice. Mr. Farrell is a Certified Public Accountant (inactive), and graduated with a B.S.B.A. from Drake University in Des Moines, IA.

Introducing our Team 9 REBECCA B. SANDBERG – GENERAL COUNSEL & SECRETARY Rebecca B. Sandberg is our General Counsel and Secretary. Ms. Sandberg was appointed General Counsel and Secretary in March 2013, after serving as Deputy General Counsel and Secretary of Two Harbors since May 2012. From 2010 to May 2012, Ms. Sandberg served as Senior Counsel to Two Harbors. Prior to joining Two Harbors, Ms. Sandberg was in private practice where she advised clients primarily in the areas of securities laws, mergers and acquisitions, private capital markets transaction, corporate governance and general corporate law. From 2007 to 2010, Ms. Sandberg was a Senior Associate at Stoel Rives LLP and from 2006 to 2007 she was a Senior Associate at Fulbright & Jaworski LLP. Prior to that, Ms. Sandberg was an Associate at Lindquist & Vennum PLLP. She received a B.A. from the University of Minnesota and a Juris Doctorate from William Mitchell College of Law.

Introducing our Team 10 VICTOR BAEV – MANAGING DIRECTOR Victor Baev has served as a managing director at Two Harbors since 2013. Prior to joining Two Harbors, Mr. Baev was with the residential mortgage-backed securities team at Pine River since 2009. Previously, Mr. Baev was a Vice President in the Residential Mortgage Backed Securities Group at Credit Suisse from 2004 to 2009, where he held positions as a trader in Non-Agency Mortgage Trading and Agency Collateralized Mortgage Obligation Trading. Prior to joining Credit Suisse, he was a Vice President in Interest Rate Derivatives at Dresdner Kleinwort and an Associate in Credit Derivatives and Interest Rate Derivatives at Barclays Capital. Mr. Baev received a B.B.A. from Baruch College and an M.B.A. from Columbia Business School.

11 WILLIAM GREENBERG – MANAGING DIRECTOR William Greenberg has served as a Managing Director at Two Harbors since 2012. Prior to joining Two Harbors, Mr. Greenberg was a Managing Director and the Head of Investment Bank Risk Control Strategy at UBS AG, where he was responsible for issues of strategic importance to the investment bank. Previously, he was Head of Mortgage Strategy & Solutions Group, where he was responsible for managing the risk associated with mortgage repurchase liability related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Before that, he was Senior Portfolio Manager and Co- head of U.S. trading within the SNB StabFund, the business unit created in 2008 to manage $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director and Senior Portfolio Manager at Natixis NA, where he co-managed both client and proprietary portfolios of Agency and Non-Agency RMBS, and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. Introducing our Team

Introducing our Team 12 MATTHEW KOEPPEN – MANAGING DIRECTOR Matthew Koeppen has served as a Managing Director of Two Harbors since 2012. Mr. Koeppen previously served as a senior trader of Two Harbors since 2010. Prior to joining Two Harbors in 2010, Mr. Koeppen held a variety of positions with Black River Asset Management, which is a division of Cargill, Incorporated. Most recently, Mr. Koeppen served as a Managing Director of Business Development, where he was responsible for a variety of initiatives to diversify and grow assets under management. From 2003 to 2007, Mr. Koeppen was a Managing Director and Portfolio Manager for Black River Asset Management. In this role, he was responsible for managing a securitized products portfolio, including Agency RMBS, specified pools, TBAs, non-Agency RMBS, interest only securities, and other derivatives. From 1996 to 2003, Mr. Koeppen was a Vice President in the Financial Markets Group for Cargill where he traded Agency and non-Agency RMBS and municipal bonds. Mr. Koeppen received a B.A. degree in Financial Management from the University of St. Thomas.

Introducing our Team 13 ROBERT RUSH – CHIEF R ISK OFFICER Robert Rush serves as the Chief Risk Officer of Two Harbors. Mr. Rush previously served as a Managing Director at Two Harbors since 2013. Prior to joining Two Harbors, Mr. Rush held a variety of positions at UBS AG in New York. During 2013, Mr. Rush was a Managing Director and Director of Risk Strategy for the Non-Core and Legacy Group, the unit established to oversee UBS’ exit from capital-inefficient businesses. From 2009 to 2012, he served as Head of Risk Analytics for the StabFund Investment Management Group, focusing on fundamental/technical analytics and interest rate risk management for a multi-billion portfolio of residential and commercial loans, RMBS, CMBS and ABS. From 2007 to 2008 Mr. Rush served as the Head CDO and Esoteric Asset Trader for the UBS Workout Group, and from 2006 to 2007 he co-managed the ABS/CMBS Derivatives Structuring Team within the Global CDO Group. From 1999 to 2006, he worked for John Hancock Financial Services, serving from 2004 to 2006 as Vice President and Director of Quantitative Research for Declaration Management & Research, and from 1999 to 2004 in various asset- liability management and investment strategy roles. From 1998 to 1999 Mr. Rush was employed with Queues Enforth Development in Cambridge, MA as a Senior Operations Researcher. Mr. Rush holds a B.S. in Mathematics from Fordham University, an M.S. in Operations Research & Statistics from Rensselaer Polytechnic Institute, and a Ph.D. in Decision Sciences & Engineering Systems from Rensselaer Polytechnic Institute.

Introducing our Team 14 JACK TAYLOR – MANAGING DIRECTOR Prior to joining Pine River in New York as Global Head of Commercial Real Estate, Mr. Taylor served as a Managing Director and Head of the Global Real Estate Finance business for Prudential Real Estate Investors. Mr. Taylor joined Prudential in May 2009 to establish the integrated global debt funds platform, and was responsible for strategic planning, product development, client relations and the investment activities of the group. Mr. Taylor was also a member of the Global Management Committee and chaired the Global Investment Committee for debt and equity. From 2003 to 2007, Mr. Taylor was a partner at Five Mile Capital Partners LLC. Prior to Five Mile Capital Partners LLC, he was co-head of real estate investment banking for the Americas and Europe at UBS, led the Real Estate Group at Paine Webber and served on the firm’s Operating Committee. Previously, Mr. Taylor was head trader and manager of the CMBS and Principal Commercial Mortgage businesses for Kidder, Peabody & Co., Inc. Mr. Taylor was a founding governor of the Commercial Mortgage Securities Association (now the Commercial Real Estate Finance Council) and a member of the President’s Council of the Real Estate Roundtable. Mr. Taylor holds a B.A. in Philosophy from the University of Illinois, an MSc. in International Relations from the London School of Economics and a J.D. from Yale Law School.

Introducing our Team 15 MARCIN URBASZEK – MANAGING DIRECTOR Marcin Urbaszek has served as a Managing Director at Two Harbors since 2013. Prior to joining Two Harbors, Mr. Urbaszek was a Director in the Financial Institutions Group at Credit Suisse, where he was responsible for sourcing and executing strategic and financing transactions for the firm’s corporate clients. Before his time at Credit Suisse, Mr. Urbaszek worked in Equity Research at Citigroup, where he was responsible for covering U.S. regional banks. Prior to that, Mr. Urbaszek worked in Investment Banking at JPMorgan and Bank of America where he focused on structuring and underwriting Equity- linked securities. Mr. Urbaszek received a B.B.A. degree in Finance from Baruch College, City University of New York. Mr. Urbaszek has also earned the Chartered Financial Analyst designation and is a member of the CFA Institute and the New York Society of Security Analysts.

Introducing our Team 16 T IM PERROTT – SENIOR DIRECTOR, INVESTOR RELATIONS Timothy Perrott has served as a Senior Director of Two Harbors since 2016. Prior to joining the company, Mr. Perrott served as Vice President, Investor Relations, at ADT Security Services since 2014. In this role, Mr. Perrott was responsible for communicating ADT’s strategy, growth prospects and financial performance to investors and analysts. From 2003 to 2014, Mr. Perrott served as Vice President, IR and Corporate Communications for NII Holdings (Nextel International). Prior to his time at NII Holdings, Mr. Perrott served in a variety of leadership roles with Gilat Satellite Networks, Orbital Sciences and Southern Company. Mr. Perrott has been recognized as a “Top IR Professional” by Institutional Investor Magazine in 2010 and “Best IR Program” by the International Stevie Business Awards in 2006. Mr. Perrott holds an Electrical Engineering degree from Auburn University and an M.B.A. from The College of William and Mary.

Executive Overview – Tom Siering

EXECUTIVE OVERVIEW | INVESTMENT OVERVIEW | CFO OVERVIEW

Two Harbors Investment Corp. Overview[1]

LEADING HYBRID MORTGAGE REIT PROVIDING STRONG RISK-ADJUSTED RETURNS

MARKET PRESENCE	• $3.0 billion market cap • $15.6 billion portfolio[2] • Incorporated in 2009	✓ LEADING HYBRID MREIT
INVESTMENT PORTFOLIO	• Agency and non-Agency RMBS • Mortgage Servicing Rights • Commercial Real Estate Assets	✓ VALUE APPROACH TO PORTFOLIO MANAGEMENT
FINANCING & LIQUIDITY	• Low leverage • Strong repo counterparties • Long-maturity FHLB financing	✓ DIVERSIFIED FINANCING PROFILE AND STRONG BALANCE SHEET
RISK MANAGEMENT	• Sophisticated approach to hedging • Low exposure to rates and prepayment speeds • Superior asset selection	✓ HIGH QUALITY RETURNS WITH LESS VOLATILITY
LEADING PERFORMANCE	• Total stockholder return since inception of 144%[3] • Top performer during volatility, including Q4-16 • Total stockholder return in 2016 of 20%[4]	✓ OUTPERFORMED PEER GROUP

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2016.
2) Includes Agency and non-Agency RMBS, Agency Derivatives, MSR, residential mortgage loans held-for-sale, net economic interest in securitization trusts and senior and mezzanine commercial real estate debt and related instruments.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through December 31, 2016. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
4) Two Harbors' 2016 total stockholder return calculated for the period December 31, 2015 through December 31, 2016. Source: Bloomberg.

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…LESS INTEREST RATE R ISK (3) . . . Attractive Returns With Lower Risk 19 AT T R AC T I VE & C O M PA R A BLE D I V I D E ND Y I E L D (1) …WITH LOWER LEVERAGE (2) . . . SUPERIOR ASSET SELECTION AND RISK MANAGEMENT DRIVE RETURNS WITH LESS RISK TWO Peer Average TWO Peer Average TWO Peer Average …AND LESS PREPAYMENT EXPOSURE (4) TWO Peer Average Note: Two Harbors and peer financial data for Dividend Yield, Leverage, Prepayment Risk and Interest Rate Exposure on this slide is based on available financial information as of December 31, 2016 as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, IVR, MFA , NLY and HTS (financial information for HTS is included in peer financial data only for the periods ending prior to the second quarter of 2016). (1) Represents average of annualized yields on all quarterly cash dividends per respective fiscal year. Two Harbors’ first quarter 2013 dividend yield used in annual average calculation was based on cash dividend of $0.32 per share and does not include Silver Bay Realty Trust common stock distribution of $1.01 per share. Annualized yields for each quarter are calculated by dividing annualized quarterly dividends by closing share price as of respective quarter-ends. Peer dividend data based on peer company press releases. Historical dividends may not be indicative of future dividend distributions. Our company ultimately distributes dividends based on its taxable income per share of common stock. (2) Represents average of debt-to-equity ratios for all reportable quarters per respective fiscal year. Debt-to-equity is defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives divided by total equity. (3) Represents average of estimated change in equity value for theoretical +100bps parallel shift in interest rates for all reportable quarters per respective fiscal year. Change in equity market capitalization is adjusted for leverage. (4) Represents average of the constant prepayment rate (CPR) on Agency RMBS, including Agency Derivatives, for all reportable quarters per respective fiscal year. 11.2% 10.3% 11.3% 11.0% 13.6% 11.9% 13.0% 11.8% 0.0% 6.0% 12.0% 18.0% 2013 2014 2015 2016 2013 2014 2015 2016 3.2x 3.0x 3.0x 3.8x 6.9x 6.4x 6.6x 6.2x 0.0x 2.0x 4.0x 6.0x 8.0x 2013 2014 2015 2016 2013 2014 2015 2016 1.8% -1.0% -3.2% -3.0% -11.7% -8.2% -6.7% -7.0% -15.0% -10.0% -5.0% 0.0% 5.0% 2013 2014 2015 2016 2013 2014 2015 2016 8.1% 7.6% 9.3% 8.7% 15.0% 11.2% 13.5% 14.8% 0.0% 5.0% 10.0% 15.0% 20.0% 2013 2014 2015 2016 2013 2014 2015 2016 EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

EXECUTIVE OVERVIEW | INVESTMENT OVERVIEW | CFO OVERVIEW

Focus on Book Value Performance

MAINTAIN AND GROW BOOK VALUE WITH DAMPENED VOLATILITY

BOOK VALUE GROWTH

- Since inception, book value has grown by 7.5%; peer median over same time period is (17.6%)[1]


7.5%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)
(20.0%)
(25.0%)
(30.0%)
(35.0%)
(67.0%)
TWO
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G
Co. H

BOOK VALUE VOLATILITY[2]

- Significantly less book value volatility than Agency and hybrid mREIT peers

	Agency mREIT Average	Hybrid mREIT Average	TWO
Book value volatility since inception	12.0%	14.5%	7.8%
Book value volatility 5 years	12.6%	14.3%	6.6%
Book value volatility 3 years	6.5%	9.4%	5.4%

1) Book value growth measured from December 31, 2009 through December 31, 2016. Companies A-H represent comparable mortgage REIT peers.
2) Book value volatility since inception is measured from December 31, 2009 or the company's inception, whichever is later, through December 31, 2016, 5-years is measured from December 31, 2011, or the company's inception, whichever is later, through December 31, 2016, and 3-years is measured from December 31, 2013 to December 31, 2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period. Agency mREITs include NLY, AGNC, CYS and CMO. Hybrid mREITs include ANH, ARR, CIM, MFA, IVR, MTGE, NYMT, MITT and WMC.

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-20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 10/29/2009 11/29/2010 12/29/2011 1/29/2013 2/28/2014 3/31/2015 4/30/2016 TWO BBG REIT MTG Index Delivering Results 21 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31, 2016. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through December 31, 2016. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. • Outperformed peer group by over 50% since inception • Delivered total stockholder return of 144% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 93% over the same period of time(2) • Maintained comparable dividend yield with lower leverage and less interest rate exposure than peer average 144% 93% (2) (1) 12/31/16 EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

Positioned to Increase Earnings in 2017 22  STRONGER EARNINGS POTENTIAL IN 2017 MORE EFFICIENT BUSINESS MODEL • Completed wind down of mortgage loan conduit in 2016 • Redeployed capital and improved overall efficiencies; expect to benefit earnings power by about $20 million or $0.06 per share in 2017 MAINTAIN SOPHISTICATED APPROACH TO RISK MANAGEMENT • Book value and income stability • Well positioned for rising rates FINANCING PROFILE DRIVING HIGHER VALUE • Completed underwritten offering of convertible debt; intend to use majority of proceeds to support MSR growth • Completed preferred stock offering ATTRACTIVE INVESTMENT OPPORTUNITIES • Agency RMBS paired with MSR • Non-Agency RMBS • Commercial real estate EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

Investment Overview – Bill Roth

EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

Diversified Capital Allocation

HYBRID MODEL ALLOWS FOR OPPORTUNISTIC CAPITAL ALLOCATION

Strategy	December 31, 2014	December 31, 2015	December 31, 2016	Expected Allocation[4]	Expected return on equity (ROE)[5]
Rates[1]	56%	49%	58%	40-60%	Low-to-mid double digits
Credit[2]	44%	43%	27%	20-30%	High single/low double digits with upside
Commercial[3]	n/a	8%	15%	20-30%	Low-to-mid double digits

1) Assets in "Rates" include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans.
2) Assets in "Credit" include non-Agency MBS, net economic interest in securitization trusts and credit sensitive residential mortgage loans.
3) Commercial consists of senior and mezzanine commercial real estate debt and related instruments.
4) Expected capital allocations are intended to be illustrative of the allocation trends and reflect the company's current expectations based on a variety of market, economic and regulatory factors. Actual portfolio composition and allocation strategies may differ materially.
5) Expected ROE on new investment dollar.

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Rates: Thoughtfully Manage Agency Portfolio and Build Out MSR 25  $12.1 billion Rates strategy comprised of Agency RMBS and MSR  Agency RMBS paired with MSR generates expected low-to-mid double digit ROE with lower risk MSR provides positive yield and negative duration, while hedging interest rate and basis risk We estimate approximately 15% of Agency portfolio hedged with MSR; significant room for growth EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

EXECUTIVE OVERVIEW | INVESTMENT OVERVIEW | CFO OVERVIEW

Rates: Focus on New Issue MSR

MSR PORTFOLIO COMPRISED OF HIGH QUALITY, NEW ISSUE, CONVENTIONAL MSR

MSR FOCUS

New Issue

- Originated post-crisis
- Sensitive primarily to prepays
- Low cost to service

Flow

- Buys MSR on a regular basis as it is created
- Purchases are monthly
- Prices are determined daily according to market rates and spreads are reset quarterly

Servicer of Record

- High barriers to entry
- Ability to control servicing
- Directly manage relationships with GSEs
- Directly responsible to regulators

MSR PORTFOLIO AT A GLANCE[1]

	As of December 31, 2016
Fair value ($M)	$693.8
Unpaid principal balance ($M)	$62,828.0
Weighted average coupon	3.8%
Original FICO score[2]	756
Original LTV	73%
60+ day delinquencies	0.3%
Net servicing spread	25.3 basis points

Vintage	% of Portfolio	Weighted Average Coupon (WAC)
Pre-2012	5%	4.3%
2012-2014	37%	3.7%
2014-2017	58%	3.9%

1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.
2) FICO represents a mortgage industry accepted credit score of a borrower.

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MSR in a Portfolio Context (From MSR Primer Webinar, December 6, 2016; Located on Two Harbors’ website under “Investor Relations” and “Webinars” tabs) EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

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Investment Overview, Cont. – Bill Roth

EXECUTIVE OVERVIEW | INVESTMENT OVERVIEW | CFO OVERVIEW

Rates: Financing MSR Enhances Returns

RMBS & MSR

	Capital	Asset/ Liability	Yield[1]	Duration (years)	Change per 1 basis point shift in rates
Agency RMBS	$32	$299	3.10%	5.7	$170
Agency Repo		$267	(1.10%)	-	-
MSR	$68	$68	8.00%	(25.0)	($170)
MSR Financing		$-	-	-	-
Total	$100		12%		$-

ROE: 12%[1]

Debt-To-Equity: 2.7x (8.4x on Agency / 0.0x on MSR)

RMBS & MSR WITH FINANCING

	Capital	Asset/ Liability	Yield[1]	Duration (years)	Change per 1 basis point shift in rates
Agency RMBS	$47	$439	3.10%	5.7	$250
Agency Repo		$392	(1.10%)	-	-
MSR	$53	$100	8.00%	(25.0)	($250)
MSR Financing		$47	(6.25%)	-	-
Total	$100		14%		$-

ROE: 14%[1]

Debt-To-Equity: 4.4x (8.3x on Agency / 0.9x on MSR)

1) Illustrative market yields/returns as of February 28, 2017. Such yields/returns do not take into account the operational costs and expenses associated with portfolio management activities or the oversight of sub-servicers.
Note: The above scenarios are intended to illustrate the potential benefits of hedging interest rates with MSR. The numbers used in the scenarios above are hypothetical amounts and are not based on our financial results, nor are they projections of our results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ.

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EXECUTIVE OVERVIEW | INVESTMENT OVERVIEW | CFO OVERVIEW

Credit: Capitalizing on Valuable Legacy Non-Agency RMBS

HOUSING MARKET TAILWINDS

- ✓ Affordability still quite high by historical standards; credit availability has also been improving
- ✓ Continued economic growth and strong employment
- ✓ Housing prices increasing due to household formation outpacing new supply, creating a supply/demand imbalance
- ✓ Increasing housing prices means fewer defaults and lower severities

LEGACY NON-AGENCY PORTFOLIO SUMMARY

- ✓ $2.1 billion Credit strategy, comprised of $1.7 billion of legacy non-Agency RMBS[1]
  - Weighted average life of bonds 10.2 years[3]
  - Weighted average market price of $74.58[3]
  - Weighted average loan age of 10.5 years[3]
  - Average current estimated LTV of 75.1%[3]
- ✓ Loan amortization and potential HPA means lower LTVs on a forward basis
- ✓ Expect prepays for seasoned performing subprime loans to ultimately stabilize in the high single digits

Current LTV [3]		3-Year Horizon[2]	
		Base Assumptions	Upside Scenario
75	Amortization Effect	69	69
	HPA Effect	69	63
	Combined	64	58

1) Please see Appendix slides 55-56 for more details on our non-Agency RMBS holdings.
2) The above scenario is provided for illustration purposes only. Actual results of the portfolio may differ materially. HPA in base and bullish scenarios assume approximately 3% and 6% HPA per year, respectively. Metrics associated with legacy non-Agency P&I portfolio only.
3) Metric associated with legacy non-Agency P&I portfolio only.

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Credit: Significant Runway for Legacy non-Agency RMBS 38 • Current holdings could realize substantially higher yields • Revaluation to “upside scenario” could drive >$100 million potential upside Fourth Quarter 2016 Base Assumptions (Forward LIBOR) Upside Scenario (Forward LIBOR) Delinquency 28% Liquidation / Loss 39% / 19% 34% / 15% 3 mo. Severity 53 36 mo. Severity 53 50 3 mo. CPR 6 36 mo. CPR 4 8 3 mo. Yield 9 Yield-to-maturity(2) 11 13 ILLUSTRATIVE LEGACY NON- AGENCY P&I PORTFOLIO ASSUMPTIONS (1) 1) The above scenario is provided for illustration purposes only. Actual results of the portfolio may differ materially. Metrics associated with legacy non-Agency P&I portfolio only. 2) Yield-to-maturity is based on projected assumptions and the actual results of the portfolio may differ materially. EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

Commercial: Selective Portfolio Focus 39 PORTFOLIO FOCUS  Diverse across property types and geographies with a focus on second tier markets ― Target assets are U.S.-domiciled first mortgage loans, mezzanine loans, b-notes and preferred equity  Average loan size of $40 million ― Typical loan amounts range from $10 to $100 million  Properties securing loans are primarily located in the top 50 metropolitan statistical areas (MSAs)  Loan terms generally 2 to 10 years; majority bear interest on a floating-rate basis  Expected ROEs in the low-to-mid double digits on levered first mortgage loans  Attractive returns with strong risk metrics ― Relatively low LTVs ― High sponsor equity  Refinance demand high with over $1.5 trillion maturing over the next several years(1) ― Further borrowing needs arising from sale transaction volume ― Banks and other traditional lenders are facing continuing regulatory uncertainty, curtailing their activities in this space ― CMBS market has difficulty financing LIBOR transitional loans  CRE risk premiums – the spread between cap rates and 10-year U.S. Treasuries – remain at or above historical averages across all property type sectors COMMERCIAL OPPORTUNIT Y EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW 1) Source: Goldman Sachs; Trepp, LLC. Based on Federal Reserve Flow of Funds Data.

Commercial: Office - Meier & Frank Building 40 INVESTMENT $68.8 MILLION FIRST MORTGAGE LOAN(1) Collateral Planned conversion to retail and office space of 208,520 square foot department store Sponsor Business Plan Lease grade-level space to retail tenants, and the higher floors to office tenants Loan “Metrics” Appraised going-in and stabilized LTVs are 67% and 51%, respectively Key Considerations • Acquisition financing • Market vacancy in single digits over the past 10 years • Top 10 global office owner as sponsor PROJECTED INVESTMENT RETURNS SENIOR LOAN Asset Yield (LIBOR + 522)(2) 6.02% Cost of Funds (LIBOR + 275)(2) 3.55% Net Spread 2.47% Leverage (Debt/Equity) 3.0x Levered Spread 7.41% Base Return 6.02% Gross ROE (LIBOR + 1,263) 13.43% EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW Note: The above loan scenario is provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. 1) Loan amount includes unfunded commitments. 2) Asset yield and financing costs are inclusive of fees.

Commercial: Retail - Lahaina Cannery Mall 41 INVESTMENT $68.4 MILLION FIRST MORTGAGE LOAN(1) Collateral 130,599 SF grocery-anchored shopping center in the Lahaina submarket of Maui, Hawaii Sponsor Business Plan Expansion of grocery store and development of adjacent site Loan “Metrics” Appraised going-in and stabilized LTVs are 76% and 57%, respectively. Key Considerations • Acquisition financing • Supply constrained market with high barriers to entry • BBB rated insurance company is the majority owner PROJECTED INVESTMENT RETURNS SENIOR LOAN Asset Yield (LIBOR + 480)(2) 5.60% Cost of Funds (LIBOR + 250)(2)(3) 3.30% Net Spread 2.30% Leverage (Debt/Equity) 3.0x Levered Spread 6.90% Base Return 6.02% Gross ROE (LIBOR + 1,170) 12.50% EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW Note: The above loan scenario is provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. 1) Loan amount includes unfunded commitments. 2) Asset yield and financing costs are inclusive of fees. 3) Financing terms are an estimate of those available in the current market.

Commercial: Multifamily - Jasmine at Tamarac 42 INVESTMENT $23.9 MILLION FIRST MORTGAGE LOAN(1) Collateral 291 unit condominium complex in Tamarac, Florida, 15 miles northwest of downtown Fort Lauderdale Sponsor Business Plan Sponsor closed initially on 222 units with plans to acquire remaining 69 units, revert fully to multifamily operation, and implement modest renovation program Loan “Metrics” Appraised going-in and stabilized LTVs are 71% and 58%, respectively. Key Considerations • Acquisition financing; • Strong submarket with high 90s occupancy and significant rent growth • 1.4x going in debt service coverage PROJECTED INVESTMENT RETURNS SENIOR LOAN Asset Yield (LIBOR + 524)(2) 6.04% Cost of Funds (LIBOR + 263)(2) 3.43% Net Spread 2.61% Leverage (Debt/Equity) 2.6x Levered Spread 6.88% Base Return 6.04% Gross ROE (LIBOR + 1,212) 12.92% EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW Note: The above loan scenario is provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. 1) Loan amount includes unfunded commitments. 2) Asset yield and financing costs are inclusive of fees.

Hedging to Protect Book Value and Earnings 43 HEDGING STRATEGY INSULATES BOOK VALUE AND EARNINGS FROM CHANGES IN RATES • In addition to MSR, we utilize other hedges including: swaps, swaptions, interest-only (IO), inverse interest-only (IIO) and mortgage options • Solid book value and earnings performance relative to peers during dramatic interest rate increase in fourth quarter 2016 -100 bps -50 bps +50 bps +100 bps % Change in book value (3.4%) (0.5%) (0.2%) (1.3%) % Change in net interest income (3.7%) -% 0.3% 0.6% BOOK VALUE & NET INTEREST INCOME EXPOSURE TO CHANGE IN RATES EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

CFO Overview – Brad Farrell

Diversified Financing Profile Provides Competitive Advantage 45 • Diversifying counterparties and maturities is fundamental to financing strategy • Thoughtfully manage liquidity risk EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW Repurchase Agreements • Repo markets functioning efficiently for us • $9.3 billion funding RMBS and commercial real estate assets • 23 active counterparties; 31 total counterparties • Weighted average borrowing rate of 1.31% • Ladder repo maturities to protect against disruption in financing FHLB Advances • $4.0 billion funding RMBS and commercial real estate assets • Weighted average borrowing rate of 0.85% • Captive membership continues through 2/19/2021; approximately $2.5 billion of outstanding borrowings continue for full term to maturity (approximately 18 years)

Diversified Financing Profile Provides Competitive Advantage 46 • Continuously evaluate our financing tool box to ensure it evolves with business needs ― Recent issuance of 5-year unsecured convertible senior notes EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW Financing for MSR • Utilize revolving credit facilities and convertible debt issuance to finance MSR • $70.0 million of available short-term borrowings under revolving credit facilities ― Weighted average borrowing rate of 4.53% and remaining maturities of 306 days ― Advance rate of 60.0-65.0% • $287.5 million principal amount of 5-year unsecured convertible senior notes; 6.25% fixed rate coupon Financing for Commercial Real Estate • Street financing offers broader eligibility criteria at attractive terms; complements FHLB advances • 3 financing lines with $695 million of capacity • Outstanding borrowings under repurchase agreements of $392.1 million and under FHLB advances of $593.6 million • New financing lines expected to be added to support portfolio growth

Operating Expense Management 47 DRIV ING EXPENSE EFFIC IENCIES THROUGH THE LENS OF THE RISKS AND R ETURNS THAT IT SUPPORTS • Evaluated expense trajectory in business model in 2016 ― Conduit expenses did not provide targeted return value; expect approximately $10 million in cost savings from conduit wind down • Anticipate expense ratio to stabilize in the 1.6-1.8% range in 2017 ― Opportunity in MSR and CRE for higher returns with less book value volatility outweighs slightly higher expenses EXPENSE RATIO TREND TREND BEFORE ASSESSING EXPENSE TRAJECTORY TREND AFTER ASSESSING EXPENSE TRAJECTORY; EXPECT TO STABILIZE IN 1.6-1.8% RANGE 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% Other operating expense ratio EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW

Delivering Strong Dividends to Stockholders 48 • Our primary objective is to provide attractive risk-adjusted total returns over the long term, principally through dividends and secondarily through capital appreciation ― Book value per share was $9.08 at December 31, 2009 and $9.78 per share at December 31, 2016; dividend distributions since inception total $10.24 per share(1) • Dividend distributions are a function of our ability to generate cash return and taxable income • As illustrated, we have frequently carried forward taxable income for future distribution supporting our dividend sustainability ― Carrying approximately $24.3 million of ordinary income into 2017, representing approximately $0.07 per share TAXABLE INCOME & DISTRIBUTIONS EXECUTIVE OVERVIEW INVESTMENT OVERVIEW CFO OVERVIEW $176.5 $440.4 $414.9 $338.0 $404.8 $316.0 $162.8 $429.7 $416.4(2) $378.8 $376.0 $291.7 92.3% 97.6% 100.3% 112.1% 92.9% 92.3% -5.0% 15.0% 35.0% 55.0% 75.0% 95.0% 115.0% $- $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 2011 2012 2013 2014 2015 2016 2017 Current Year Taxable Income Dividends Declared in current year that relate to current year taxable income Subsequent dividend: dividends declared in current year that relate to prior year taxable income Non-subsequent dividend distributions as a % of taxable income $2.8 $165.6 $13.7 $443.4 $10.7 $427.1 $378.8 $28.8 $320.5 $24.3 $376.0 1) Total dividends paid since inception includes Silver Bay Realty Trust common stock distribution of $1.01 per share. 2) Amount does not include Silver Bay Realty Trust common stock distribution of $1.01 per share. $ i n m ill io n s

Concluding Thoughts

Stronger Earnings Potential in 2017 50  INCREASING EARNINGS POTENTIAL IN 2017 WHILE MAINTAINING SOPHISTICATED APPROACH TO RISK MANAGEMENT MORE EFFICIENT BUSINESS MODEL MAINTAIN SOPHISTICATED APPROACH TO RISK MANAGEMENT FINANCING PROFILE ENHANCING VALUE ATTRACTIVE INVESTMENT OPPORTUNITIES IN TARGET ASSETS

Appendix

Rates: Agency RMBS Metrics 52 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q3- 2016 At September 30, 2016 Realized Q4- 2016 At December 31, 2016 Agency yield 2.8% 2.8% 3.0% 3.1 % Repo and FHLB costs 0.8% 0.8% 0.8% 0.9 % Swap costs 0.2% 0.1% 0.1% 0.2 % Net interest spread 1.8% 1.9% 2.1% 2.0 % Portfolio Metrics Q3-2016 Q4-2016 Weighted average 3-month CPR(1) 9.7% 7.1 % Weighted average cost basis(2) $105.6 $105.9 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 30.5% 30-Year Fixed 3-3.5% 59.6% 30-Year Fixed 5% & above 4.5% IO & Inverse IO 3.1% Hybrid ARMS and Other 2.3%

Rates: Agency RMBS 53 As of December 31, 2016 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $6,653 $6,762 70.5% $6,909 3.3% 5 4.0-4.5% 3,238 3,463 100.0% 3,480 4.2% 42 ≥ 5.0% 455 512 100.0% 491 5.5% 96 10,346 10,737 81.4% 10,880 3.7% 21 Hybrid ARMs 28 30 — % 30 4.9% 154 Other 235 230 0.8% 228 4.6% 141 IOs and IIOs 3,703 356 (2) — % 356 3.3% 79 Total $14,312 $11,353 77.0% $11,494 3.7% 26 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $229.3 million of IOs and $126.6 million of Agency Derivatives.

Rates: MSR(1) 54 As of December 31, 2015 As of December 31, 2016 Fair value ($M) $493.7 $693.8 Unpaid principal balance ($M) $51,386.1 $62,828.0 Weighted average coupon 3.9% 3.8 % Original FICO score(2) 751 756 Original LTV 73% 73% 60+ day delinquencies 1.1% 0.3 % Net servicing spread 27.4 basis points 25.3 basis points Vintage: Pre-2009 2.6% 0.5% 2009-2012 47.3% 23.4 % Post 2012 50.1% 76.1 % Percent of MSR portfolio: Conventional 80.5% 99.9 % Government FHA 14.5% 0.1 % Government VA/USDA 5.0% — % (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 55 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $55.46 at December 31, 2016. Portfolio Yield Realized Q3- 2016 At September 30, 2016 Realized Q4- 2016 At December 31, 2016 Non-Agency yield 8.7% 8.5% 8.7% 9.3 % Repo and FHLB costs 2.5% 2.5% 2.7% 2.6 % Swap costs 0.2% 0.1% 0.2% 0.2 % Net interest spread 6.0% 5.9% 5.8% 6.5 % NON-AGENCY MBS CPR Non-Agency: Loan Type September 30, 2016 December 31, 2016 Sub-prime 67% 71 % Option-ARM 8% 7 % Prime 5% 3 % Alt-A 6% 8 % Other 14% 11 % Portfolio Metrics Q3-2016 Q4-2016 Weighted average 3-month CPR 7.3% 6.2 % Weighted average cost basis(1) $59.1 $57.9

Credit: Non-Agency MBS

As of December 31, 2016	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,210.5	$687.6	$1,898.1
% of non-Agency portfolio	63.8%	36.2%	100.0%
Average purchase price[1]	$53.64	$65.63	$57.86
Average coupon	2.9%	2.2%	2.6%
Weighted average market price[2]	$74.60	$74.42	$74.53
Collateral attributes:			
Average loan age (months)	124	133	126
Average loan size ($K)	$361	$315	$347
Average original Loan-to-Value	70.7%	69.8%	70.4%
Average original FICO[3]	633	584	619
Current performance:			
60+ day delinquencies	24.7%	21.5%	23.8%
Average credit enhancement[4]	9.6%	20.6%	12.8%
3-Month CPR[5]	5.9%	7.0%	6.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $50.40, $64.34 and $55.46, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon(1)	Yield(2)	Original Term (Years)	State	Property Type	Initial LTV(3)	Stabilized LTV(4)
Asset 1	Senior	12/15	$120.0	$119.7	L + 4.20%	5.91%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/15	105.0	105.0	L + 3.42%	4.76%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	93.1	91.7	L + 4.45%	5.89%	4	Multi-state	Office	63.0%	61.5%
Asset 4	Senior	04/16	82.0	81.3	L + 4.75%	6.09%	3	NY	Industrial	55.4%	55.4%
Asset 5	Senior	11/15	77.1	76.9	L + 4.20%	5.80%	3	NY	Mixed-Use	66.4%	68.7%
Asset 6	Senior	10/16	73.0	72.0	L + 4.37%	5.85%	4	NC	Office	72.4%	62.9%
Asset 7	Senior	12/16	62.3	60.4	L + 4.11%	6.76%	4	FL	Office	73.3%	63.2%
Asset 8	Senior	06/16	50.3	49.8	L + 4.49%	5.95%	4	HI	Retail	76.2%	56.5%
Asset 9	Mezzanine	11/15	48.2	48.3	L + 7.25%	7.90%	3	Multi-state	Office	77.6%	77.5%
Asset 10	Mezzanine	03/15	45.9	45.9	L + 6.75%	8.14%	2	Multi-state	Hotel	70.3%	63.5%
Asset 11	Senior	12/15	43.5	43.5	L + 4.05%	5.61%	3	TX	Multifamily	81.2%	76.8%
Asset 12	Senior	04/16	43.5	42.9	L + 4.40%	6.11%	3	NY	Office	66.9%	62.1%
Asset 13	Senior	12/15	43.2	43.2	L + 4.65%	6.43%	4	PA	Office	74.5%	67.5%
Asset 14	Senior	02/16	41.8	41.5	L + 4.30%	5.63%	3	TX	Office	72.9%	70.4%
Asset 15	Senior	08/16	39.6	38.9	L + 4.95%	6.45%	4	NJ	Office	61.0%	63.0%
Assets 16-36	Various	Various	455.9	451.5	L + 5.18%	6.83%	4	Various	Various	73.6%	58.6%
Total/Weighted Average			**$ 1,424.4**	**$ 1,412.5**	**L + 4.74%**	**6.32%**	**4**			**70.3%**	**62.4%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

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